Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

October 17, 2012

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Fixed Income ETNs.
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elections
fiscal cliff
Strategies that follow
your train of thought.
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An investment in iPath ETNs ("ETNs") involves risks, including possible loss of principal. For a description of the main risks see "Risk Factors" in the applicable prospectus. The ETNs are unsecured obligations of Barclays Bank PLC and are not secured debt nor an obligation of or guaranteed by any third party. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. The ETNs are speculative and may

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exhibit high volatility. The ETNs are also subject to certain investor fees, which will have a negative effect on the value of the ETNs.
Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering
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to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the
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prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering.
BlackRock Investments, LLC, assists in the promotion of the iPath ETNs.
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iPath
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"Barclays Capital US Treasury 2Y/10Y Yield Curve IndexTM", "Barclays Capital 2Y US Treasury Futures Targeted Exposure IndexTM", "Barclays Capital 5Y US Treasury Futures Targeted Exposure IndexTM", "Barclays Capital 10Y US Treasury Futures Targeted Exposure IndexTM" and "Barclays Capital Long Bond US Treasury Futures Targeted Exposure IndexTM" are trademarks of Barclays Bank PLC.
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© 2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks or registered trademarks are the property, and used with the permission, of their respective owners. IP-0613-1012
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iPath
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NOT FDIC INSURED - NO BANK GUARANTEE - MAY LOSE VALUE
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iPath
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FLAT
iPath®
US Treasury
Flattener ETN



iPath
BARCLAYS
FLAT
iPath®
US Treasury
Flattener ETN
STPP
iPath®
US Treasury
Steepener ETN



iPath
BARCLAYS
FLAT
iPath®
US Treasury
Flattener ETN
STPP
iPath®
US Treasury
Steepener ETN
NOTICE
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